Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of March 30, 2011, by and among Sports Medicine Holding Company LLC, a Delaware limited liability company (“Newco”),  ReGen Biologics, Inc., a Delaware corporation (the “Company”), and the other parties named in the attached Schedule 1 (each, an “Investor”, and collectively, the “Investors”).

W I T N E S S E T H:

WHEREAS, Investors who hold certain debt securities (the “Notes”) of the Company desire to exchange with Newco such Notes for membership interests in Newco (the “Newco Interests”), as applicable.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

EXCHANGE

1.             Exchange; Conditions Precedent; No Waiver.

1.1           Exchange.  Subject to and upon the satisfaction of the conditions precedent set forth in Section 1.2, each Investor set forth on Schedule 1 who holds Notes shall be deemed to have assigned such Notes to Newco (together with the Investor’s interest in any documents relating to the Notes), and Newco shall be deemed to have accepted such assignment, in exchange for the number of Newco Interests corresponding to such Investor’s name as set forth on Schedule 1 (the “Exchange”).  Upon the consummation of the Exchange, the limited liability company agreement of Newco shall be deemed to be amended and restated in the form of Exhibit A hereto and the Newco Interests shall be issued pursuant thereto.  Upon consummation of the Exchange, Newco shall succeed to all right, title and interest of each Investor in the Notes held by such Investor and any interest, fees penalties or claims in respect thereof whether known or unknown as of the date hereof.  Following the consummation of the Exchange, each Investor agrees to pay over to Newco any amounts received by it in respect of its Notes.

1.2           Conditions Precedent.  The Exchange is subject solely to the satisfaction of the following conditions precedent:

(a)           Newco shall have acquired and own all or substantially all of the assets of the Company on or before the date that is twelve months after the date of this Agreement;

(b)           Ivy Capital Partners, LLC (“Ivy”) shall have commenced and be using best efforts to raise not less than $5 million in aggregate cash equity contributions into Newco;

(c)           Newco shall have received, from Ivy and its affiliates, from the date of formation of Newco through the date of the Exchange, not less than $2.5 million in aggregate cash equity contributions; and

(d)           Newco shall have issued to each Investor its respective Newco Interests.

1.3           No Waiver.  Company agrees that it shall not assert against Investor or Newco that either the existence of this Agreement or the consummation of the Exchange constitutes a waiver of or defense to any claim or amount in respect of the Notes.  Company hereby irrevocably waives any such defense.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF NEWCO

2.             Representations and Warranties of Newco.

Newco hereby represents and warrants to the Company and each Investor that as of the date hereof:

2.1           Limited Liability Company Existence and Qualification.  Newco is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Newco has all requisite limited liability company power and authority to carry on its business as proposed to be conducted.  Newco has all requisite limited liability power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

2.2           Authorization of Agreements.  The execution and delivery by Newco of this Agreement and the issuance, sale and delivery of the Newco Interests being issued hereunder, and the consummation by Newco of the transactions contemplated hereby, have been duly authorized by all requisite limited liability company action on behalf of Newco.  This Agreement will constitute the legal, valid and binding obligation of Newco, enforceable against each of Newco in accordance with its terms, except to the extent that such validity, binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect and by general equitable principles.  The Newco Interests will be, when issued, duly authorized, validly issued, fully paid and non-assessable and will be issued free of any preemptive rights.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.             Representations and Warranties of the Company.

The Company hereby represents and warrants to Newco and each Investor that as of the date hereof:

3.1           Corporate Company Existence and Qualification.  Except as set forth on Schedule 3.1, the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.   The Corporation has all requisite corporate power and authority to carry on its business as proposed to be conducted.  The Corporation has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

3.2           Newco Notes.  Except as set forth on Schedule 3.2, the aggregate Notes being exchanged under this Agreement represent all of the secured debt of the Company.

3.3           Acknowledgement.  The Company acknowledges and consents to the exchange of Notes for Newco Interests.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF INVESTORS

4.             Representations, Warranties and Covenants of the Investors.  Each Investor, severally and not jointly, hereby represents, warrants and covenants to the Company and Newco that as of the date hereof:

4.1           Organization and Standing.  If the Investor is an entity, it is validly existing and in good standing under the laws of the jurisdiction of its organization.

4.2           Newco Notes.  The Notes to be exchanged by the Investor under this Agreement represent all of the secured debt of the Company owned by the Investor.

4.3           Waiver of Rights.  For a period extending twelve months from the date of this Agreement, the Investor will not (i) commence bankruptcy proceedings against the Company (although it may participate in bankruptcy proceedings commenced by another person not in violation of Section 4.3 of this Agreement), (ii) seek to exercise registration rights with respect to the Company’s equity interests or (iii) seek to redeem any preferred equity interests in the Company held by such Investor.

4.4           Consent to 363 Sale; Voting Rights.  For a period extending twelve months from the date of this Agreement, the Investor agrees (i) to vote in favor of Newco’s acquisition of all or substantially all of the Company’s assets in any case under title 11 of the United States Code (the “Bankruptcy Code”) commenced with respect to the Company (a “Bankruptcy Case”) (including, without limitation, any Bankruptcy Case commenced in conjunction with the contemplated sale of substantially all of the Company’s  assets to Newco pursuant to Section 363 of the Bankruptcy Code (the “Section 363 Sale”)); (ii) to permit Newco to include each Investor’s Notes as part of Newco’s credit bid in the Section 363 Sale, and to not make any independent bid or take independent action in the Section 363 Sale; (iii) to use commercially reasonable efforts to support and accept the Section 363 Sale, (including, without limitation, the support and acceptance of the Company’s motion to establish bidding procedures and to approve the terms of the Newco purchase agreement); (iv)  to not change or withdraw (or cause to be changed or withdrawn) any such vote, support or acceptances; (v) to not object to, or otherwise commence any proceeding that opposes or has the effect of opposing or altering the terms of the Section 363 Sale; (vi) to not directly or indirectly seek, solicit, support or encourage any alternative to the Section 363 Sale; and (vii) not to take any other action not required by law that is inconsistent with, or that would materially delay, confirmation or consummation of, the Section 363 Sale.

4.5           Authorization and Approval of and Performance of this Agreement.  The Investor has duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby.  The Investor, if an entity, has all requisite entity-related power and authority to enter into this Agreement and to consummate the transactions contemplated herein.  The execution and delivery of this Agreement by the Investor will constitute the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, except to the extent that such validity, binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect and by general equitable principles.

4.6           Effect of Agreement.  The execution and delivery of this Agreement by the Investor neither (i) conflicts or will conflict with or results or will result in a breach of the terms, conditions or provisions of, or constitutes or will constitute a default under, any of the governing documents or instruments of the Investor (if the Investor is a corporation, partnership, limited liability company or trust), or a breach or violation of or default under or grounds for termination of, or an event which with the lapse of time or notice could cause a default under or breach or violation of or grounds for termination of, any note, indenture, mortgage, conditional bill of sale, title retention agreement or any other agreement or instrument to which the Investor is a party, or by which the Investor is bound,  nor (ii) violates any federal, state or local law, statute, rule or other regulation, or order, judgment or other similar decree of any federal, state or local governmental body, court or agency.  The delivery by the Investor of its Notes will convey title thereto to Newco, free and clear of all liens, charges, encumbrances or other restrictions of any kind or nature.

4.7           Investment Representations.  The Investor is acquiring the Newco Interests for its own account without a view to any distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”).  The Investor represents that it (a) is an “Accredited Investor” as that term is defined under Rule 501 under the Securities Act, (b) has no contract, undertaking, agreement or arrangement with any person (other than as contemplated hereunder) to sell, transfer or pledge to such person or anyone else the Newco Interests, or any part thereof, (c) has received any and all information regarding Newco which it has requested in connection with the exchange and has had an opportunity to ask questions of, and has received satisfactory answers from Newco (or its representatives) regarding the terms and conditions of the exchange contemplated hereby, (d) has sufficient knowledge and experience in business matters to evaluate the merits and risks of an investment in Newco, (e) has adequate means of providing for its current needs and possible contingencies, has no need for liquidity of its investment in Newco, (f) would be able to bear the economic risk of a complete loss of its investment in the Newco, (g) has not relied on Newco (or any of its officers, directors, employees, shareholders, partners, advisors, and affiliates (and each of their respective officers, directors, employees, shareholders, partners, advisors and affiliates)) for any legal, investment or tax advice, and (h) has not relied on any representation, warranty or other agreement of Newco (or any of its officers, directors, employees, shareholders, partners, advisors, and affiliates (and each of its respective officers, directors, employees, shareholders, partners, advisors and affiliates)) other than those set forth in this Agreement.  The Investor acknowledges that Newco is issuing the Newco Interests in reliance upon the exemption from registration provided in Section 4(2) of the Securities Act or Regulation D promulgated thereunder and is relying upon these representations and that the Newco Interests may only be transferred if registered under the Securities Act or pursuant to an exemption from such registration requirements.  The Investor agrees that the following legend may be placed on any certificates evidencing its Newco Interests:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT.  ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.”

ARTICLE V

MISCELLANEOUS

5.             Miscellaneous.

5.1           Notices, Etc.  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to be duly given if personally delivered with receipt acknowledged, if mailed by registered or certified mail, first class, postage prepaid, if delivered by a nationally recognized overnight courier service or if transmitted by facsimile machine addressed as follows:

(a)	if to Newco:

Sports Medicine Holding Company LLC
c/o Ivy Capital Partners, LLC
One Paragon Drive, Suite 125
Montvale, NJ 07645
Attention: Robert W. Pangia
Telecopy:  [__]

with a copy to:

DLA Piper LLP (US)
1251 Avenue of the Americas, 27th Floor
New York, NY 10020
Attention: Jamie Knox, Esq.
Telecopy: 212.884.8692

or to such other address or such other person(s) as Newco may designate by written notice to the other parties hereto, or

(b)	if to the Company to:

ReGen Biologics, Inc.
411 Hackensack Avenue
Hackensack, NJ  07601
Attention: Gerald E. Bisbee, Jr., Ph.D.
Telecopy: 201.651.5141

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
1650 Tysons Boulevard
McLean, VA 22102
Attention: David C. Main, Esq.
Telecopy: 703.770.7901

(c)            if to the Investor, to the address as set forth set forth next to its name on the signature page hereto.

5.2           Further Assurances.  Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.  Each party agrees to cooperate with the others in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any applicable law in connection with the transactions contemplated by this Agreement.

5.3           Entire Agreement.  This Agreement and the other documents delivered on the date hereof pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings between the parties with respect to such subject matter.

5.4           Expenses; Taxes.  The parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

5.5           Amendment; Waiver.  This Agreement may not be modified, amended, supplemented, canceled or discharged, except by the parties’ written instrument.  No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.  No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.  The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

5.6           Binding Effect; Assignment.  This Agreement shall bind and inure to the benefit of each of the parties hereto and the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement.

5.7           Counterparts; Facsimile Signature.  This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

5.8           Headings.  The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

5.9           Governing Law; Jury Trial Waiver.  This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York, without regard to principles of conflicts of law.  Jurisdiction shall lie in the State of New York.  THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES.  TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

5.10         Severability.  The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement.  However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

5.11         Full Performance.  The Company’s obligations, covenants and representations under this Agreement are fully performed as of the date of this Agreement and shall continue in full force and effect without further action on the part of the Company.

 [Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SPORTS MEDICINE HOLDING COMPANY LLC

By:

Name:

Title:

REGEN BIOLOGICS, INC.

By:

Name:

Title:

NAME OF INVESTOR:	ADDRESS FOR NOTICES (Please Print):

SIGNATURE:
Attention:
By:	Telecopy:
Name:	Phone:
Title:	Email Address:
Tax Identification #: